Exhibit 99.2
NORTHERN DEPARTMENT STORE GROUP
Unaudited Financial Statements and Footnotes
NOTE: In the following Unaudited Financial Statements and Footnotes for Northern Department Store Group, the terms “NDSG,” “Company,” “we,” “us,” and “our” refer to the Northern Department Store Group of Saks Incorporated and the term “Saks” refers to Saks Incorporated.

NORTHERN DEPARTMENT STORE GROUP
Consolidated Statements of Income

	13 Weeks		39 Weeks
	Ended		Ended

	October 29,	October 30,	October 29,	October 30,
	2005	2004	2005	2004

	(in thousands)
	(unaudited)
Net sales	$504,062	$505,344	$1,453,020	$1,459,787
Cost of sales (excluding depreciation and amortization)	317,091	319,724	904,261	911,480

Gross margin	186,971	185,620	548,759	548,307
Selling, general and administrative expenses	134,233	133,044	384,153	378,368
Other operating expenses:
Property and equipment rentals	15,400	15,831	43,791	44,962
Depreciation and other amortization	15,892	16,659	48,146	45,884
Taxes other than income taxes	13,308	13,266	42,141	41,375
Store pre-opening costs	810	485	1,295	1,031
Impairments and dispositions	—	(32)	—	5,575

Operating income	7,328	6,367	29,233	31,112
Other income (expense):
Interest expense	(2,082)	(2,092)	(6,249)	(6,276)

Income before provision for income taxes	5,246	4,275	22,984	24,836
Provision for income taxes	2,109	1,717	9,239	10,005

Net income	$3,137	$2,558	$13,745	$14,831

The accompanying notes are an integral part of these consolidated financial statements.

NORTHERN DEPARTMENT STORE GROUP
Consolidated Balance Sheets

	October 29,	January 29,
	2005	2005

	(in thousands)
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$3,083	$3,327
Merchandise inventories	590,769	481,061
Other current assets	64,450	104,056
Deferred income taxes, net	—	—

Total current assets	658,302	588,444
Property and equipment, net of depreciation	436,163	443,751
Goodwill and intangibles	172,000	172,000
Deferred income taxes, net	23,987	25,867
Other assets	12,072	12,539

Total Assets	$1,302,524	$1,242,601

LIABILITIES AND INTERCOMPANY INVESTMENT
Current liabilities (Due to Saks Incorporated)
Accounts payable	$182,349	$95,944
Accrued expenses	90,923	90,198
Accrued compensation and related items	13,473	17,385
Income taxes payable	—	42,970
Sales taxes payable	4,832	3,363
Deferred income taxes, net	2,558	267

Total current liabilities	294,135	250,127
Capital lease obligations	33,809	33,803
Other long-term liabilities	90,833	90,296

COMMITMENTS AND CONTINGENCIES (Note 5)
Total Intercompany Investment	883,747	868,375

Total Liabilities and Intercompany Investment	$1,302,524	$1,242,601

The accompanying notes are an integral part of these consolidated financial statements.

NORTHERN DEPARTMENT STORE GROUP
Condensed Consolidated Statements of Cash Flows

	39 Weeks Ended

	October 29,	October 30,
	2005	2004

	(in thousands)
	(unaudited)
Operating activities
Net income	$13,745	$14,831
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	48,146	45,884
Deferred income taxes	4,171	(1,510)
Impairments and dispositions	—	5,575
Changes in operating assets and liabilities:
Retained interest in accounts receivable	—	—
Merchandise inventories	(109,708)	(141,299)
Other current assets	39,606	2,537
Accounts payable and accrued liabilities	41,717	58,931
Other operating assets and liabilities	1,004	(3,971)

Net cash provided by (used in) operating activities	38,681	(19,022)

Investing activities
Expenditures for property and equipment	(40,558)	(56,378)
Proceeds from sale of stores and property and equipment	—	5,380

Net cash used in investing activities	(40,558)	(50,998)

Financing activities
Changes in capital lease obligations	6	6
Net change in intercompany investment	1,627	70,103

Net cash (used in) provided by financing activities	1,633	70,109

Net increase (decrease) in cash and cash equivalents	(244)	89
Cash and cash equivalents at beginning of year	3,327	3,029

Cash and cash equivalents at end of period	$3,083	$3,118

The accompanying notes are an integral part of these consolidated financial statements.

NORTHERN DEPARTMENT STORE GROUP
Notes to Unaudited Consolidated Financial Statements
(in thousands, unless otherwise indicated)
NOTE 1 — OVERVIEW
Background
      On October 31, 2005, Saks Incorporated (“Saks”) announced that it had reached an agreement to sell its Northern Department Store Group (an operating company of Saks) to The Bon-Ton Stores, Inc. (“Bon-Ton”) for cash consideration of $1.1 billion, subject to adjustment based on the final working capital of the business disposed, plus the assumption of approximately $85 million of liabilities associated with the acquired assets, including approximately $35 million in capital lease obligations. Bon-Ton will also assume operating leases on leased store locations.
      The Northern Department Store Group (hereinafter “NDSG” or the “Company”) currently operates as a traditional department store retailer under the following nameplates: Younkers, Herberger’s, Carson Pirie Scott, Bergner’s and Boston Store, and its stores are principally anchor stores in leading regional or community malls. The stores typically offer a broad selection of upper-moderate to better fashion apparel, shoes, accessories, jewelry, cosmetics and decorative home furnishings. The Company currently has 142 stores that operate throughout 12 Northern states. The Company also has administrative facilities in Milwaukee, Wisconsin; Des Moines, Iowa and St. Cloud, Minnesota as well as distribution facilities in Rockford, Illinois; Naperville, Illinois; Ankeny, Iowa and Greenbay, Wisconsin
Basis of Presentation
      Saks is a retailer currently operating, through subsidiaries, traditional and luxury department stores. Saks operates its traditional department stores as the Saks Department Store Group (“SDSG”), which consists of stores operated under the following operating companies: Northern Department Store Group, Parisian and Club Libby Lu specialty stores. Saks also operates Saks Fifth Avenue Enterprises (“SFAE”), which consists of Saks Fifth Avenue stores and Saks Off 5th stores.
      Saks’ reportable segments are SDSG and SFAE as defined above. Saks performs allocations of certain corporate revenues and expenses to these segments consistent with management’s view of the business in order to comply with SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. Within SDSG, certain revenues and expenses have been further allocated among its operating company components using criteria similar to that used in the initial allocations to Saks’ reportable segments. All of these allocations are based on estimates made by management and consist of several factors including: percentage of sales, full-time employees, square footage, store count, payroll, and other similar items.
      For purposes of the income statements herein, certain net expenses not allocated to Saks’ reportable segments were readdressed and additionally allocated to the Company based on the determination of whether (i) the Company derived any benefit from the cost incurred and (ii) whether the Company would need to replace the cost if acting as a stand-alone entity. Such items included certain management, legal, finance, investor relations and internal audit costs, among others. These allocations were based on management estimates after addressing the individual nature of each expense grouping. Thus, only a small portion of these costs was not allocated to the Company and such costs consist primarily of those related to general management and corporate matters.
      The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management all adjustments (consisting of normal recurring accruals) considered necessary for a fair statement have been included. Operating results for the three and nine months ended October 29, 2005 are not necessarily indicative of the results that may be expected for the year ended January 28, 2006.

NORTHERN DEPARTMENT STORE GROUP
Notes to Unaudited Consolidated Financial Statements — (Continued)
(in thousands, unless otherwise indicated)
      For the three and nine-month periods ended October 29, 2005 and October 30, 2004 the consolidated financial statements of NDSG have been carved out of the consolidated financial statements of Saks. These financial statements assume the business was operated as a separate legal corporate entity during these periods. As indicated in the accompanying consolidated balance sheets, current liabilities of the Company are specified as due to Saks, considering that Saks acts as the principal obligor for such liabilities. The Company’s consolidated financial statements include the direct store operations of the stores being sold, in addition to the operations of the previously mentioned administrative and distribution facilities. Additionally, certain other net expenses have been allocated to the Company consistent with management’s view of the business operating structure as described above. These allocations primarily consist of the net expenses associated with certain back office operations such as information technology, telecommunications, credit, distribution, store planning and human resource expenses. These expense allocations to the Company amounted to $35,814 and $33,196 for the three months ended October 29, 2005 and October 30, 2004, respectively, as included in the accompanying consolidated income statements. For the nine months ended October 29, 2005 and October 30, 2004, these expense allocations to the Company amounted to $101,752 and $91,796, respectively, as included in the accompanying consolidated income statements.
      The preparation of these carve-out financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.
      Management believes that the Company’s financial statements presented herein have been carved out using appropriate methods that are indicative of their representative portion consistent with the description above, and management believes these allocations are reasonable.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Net Sales
      Net sales include sales of merchandise (net of returns and exclusive of sales taxes) and commissions from leased departments. Net sales are recognized at the time customers provide a satisfactory form of payment and take ownership of the merchandise or direct its shipment. Revenue associated with gift certificates is recognized upon redemption of the certificate.
      Commissions from leased departments were $2,027 and $2,118 for the three months ended October 29, 2005 and October 30, 2004, respectively. Leased department sales were $13,157 and $13,871 for the three months ended October 29, 2005 and October 30, 2004, respectively, and were excluded from net sales. Commissions from leased departments were $6,782 and $7,063 for the nine months ended October 29, 2005 and October 30, 2004, respectively. Leased department sales were $42,946 and $44,536 for the nine months ended October 29, 2005 and October 30, 2004, respectively, and were excluded from net sales.
      The Company estimates the amount of goods that will be returned for a refund and reduces sales and gross margin by that amount. However, given that approximately 15% of merchandise sold is later returned and that the vast majority of merchandise returns are affected within a matter of days of the selling transaction, the risk of the Company realizing a materially different amount for sales and gross margin than reported in the consolidated financial statements is minimal.

NORTHERN DEPARTMENT STORE GROUP
Notes to Unaudited Consolidated Financial Statements — (Continued)
(in thousands, unless otherwise indicated)
Cash and Cash Equivalents
      The Company considers cash and cash equivalents to be short-term, highly liquid investments with original maturities at the purchase date of 90 days or less. At October 29, 2005 and October 30, 2004, cash consisted only of cash on hand in the Company’s stores.
Income Taxes
      Historically, the Company’s operations have been included in the consolidated federal income tax returns filed by Saks. The provision for income taxes in the statement of income is calculated on a separate tax return basis as if the Company had operated as a stand-alone entity in 2005 and 2004. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.
Stock-Based Compensation Plans
      Employees of the Company are eligible to participate in the employee stock plans of Saks, which provide for the granting of stock options. Options granted under these plans generally vest over a four-year period after issue and have an exercise term of seven to ten years from the grant date.
      Saks recorded compensation expense for all stock-based compensation plan issuances prior to 2003 using the intrinsic value method, consistent with Accounting Principles Bulletin No. 25, Accounting for Stock Issued to Employees. Compensation expense, if any, was measured as the excess of the market price of the stock over the exercise price of the award on the measurement date. In 2003, Saks adopted SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123, and began expensing the fair value of all stock-based grants over the vesting period on a prospective basis utilizing the Black-Scholes model. Accordingly, the accompanying consolidated income statement includes compensation expense for employees of the Company, in addition to an allocation for other corporate-level employees.
      Had compensation cost for Saks’ stock-based compensation plan issuances prior to 2003 been determined under the fair value method, and had such costs been similarly allocated to the Company, net income would have been reduced to the pro forma amounts indicated below.

	Three Months Ended		Nine Months Ended

	October 29,	October 30,	October 29,	October 30,
	2005	2004	2005	2004

Net income as reported	$3,137	$2,558	$13,745	$14,831
Add: Stock-based employee compensation expense included in net income, net of related tax effects	1,208	644	3,953	1,867
Deduct: Total stock-based employee compensation expense determined under the fair value method	(1,448)	(1,882)	(4,898)	(5,751)

Pro forma net income	$2,897	$1,320	$12,800	$10,947

NORTHERN DEPARTMENT STORE GROUP
Notes to Unaudited Consolidated Financial Statements — (Continued)
(in thousands, unless otherwise indicated)
Transition Services Agreement
      The Company anticipates that it will enter into a Transition Services Agreement (“TSA”) whereby Saks will continue to provide, for varying transition periods, certain back office services related to the Company’s operations. Such operations include certain information technology, telecommunications, credit and store planning services, among others. The services provided in accordance with the TSA will cease as Bon-Ton becomes able to absorb the operations within its back-office infrastructure.
NOTE 3 — INTERCOMPANY INVESTMENT
      The Company’s intercompany investment of $883,747 at October 29, 2005 is intended to represent the capitalization contributed from Saks, including its equity investment and the balance of any intercompany advances. These advances are used by the Company, along with proceeds from its operating cash flows, for the construction of new, remodeled or expanded stores, in addition to working capital needs and general corporate purposes.
NOTE 4 — EMPLOYEE BENEFIT PLANS
      NDSG sponsors defined benefit pension plans for many employees of Carson’s. The Company generally funds pension costs currently, subject to regulatory funding requirements.
      The components of net periodic pension expense for the three and nine months ended October 29, 2005 and October 30, 2004 were as follows:

	Three Months Ended		Nine Months Ended

	October 29,	October 30,	October 29,	October 30,
	2005	2004	2005	2004

Service cost	$722	$631	$2,165	$1,893
Interest cost	3,310	3,275	9,929	9,825
Expected return on plan assets	(3,436)	(3,572)	(10,307)	(10,715)
Net amortization of losses and prior service costs	1,676	834	5,027	2,502

Net pension expense	$2,272	$1,168	$6,814	$3,505

NOTE 5 — CONTINGENCIES
Legal Contingencies
      The Company is involved in ordinary legal proceedings arising from its normal business activities. Management believes that none of these legal proceedings will have a material adverse effect on the Company’s financial position, results of operations, or liquidity.
Income Taxes
      Saks is routinely under audit by federal, state or local authorities in the areas of income taxes and the remittance of sales and use taxes. These audits include questioning the timing and amount of deductions and the allocation of income among various tax jurisdictions. Management believes that none of these audits will have a material adverse effect on the Company’s financial position, results of operations, or liquidity.